Exhibit 10.3
                                  ------------




                         UNCOMMITTED OVERDRAFT FACILITY

                -------------------------------
The Company:        ESCALADE, INC                has requested and  BANK ONE, NA
                -------------------------------

BANK ONE, NA (the "Bank") has agreed to make available an uncommitted multicurrency overdraft facility (the "Facility") on the basis of the terms and conditions specified in this document. This document has been executed by the parties hereto to signify their agreement to the terms and conditions which follow this page.


                -------------------------------                --------------------------------
By:               BANK ONE, NA                  By:              ESCALADE, INC
                -------------------------------                --------------------------------


                -------------------------------                --------------------------------
Signature:        /s/ BRIAN D. SMITH            Signature:       /s/ TERRY FRANDSEN
                -------------------------------                --------------------------------


                -------------------------------                --------------------------------
Name:             BRIAN D. SMITH                Name:            TERRY FRANDSEN

                -------------------------------                --------------------------------


                -------------------------------                --------------------------------
Title:            FIRST VICE PRESIDENT          Title:           CHIEF FINANCIAL OFFICER
                -------------------------------                --------------------------------


                -------------------------------                --------------------------------
Date:                                           Date:
                -------------------------------                --------------------------------


                -------------------------------                --------------------------------
Address:        BANK ONE, NA                    Address:
                LONDON BRANCH
                1 TRITON SQUARE
                LONDON NW1 3FN
                UNITED KINGDOM
                -------------------------------                --------------------------------


                                                               --------------------------------
                                                Process
                                                Agent
                                                (Name):
                                                               --------------------------------

                                                Address:

                                                               --------------------------------

                              TERMS AND CONDITIONS


1        Interpretation and definitions

1.1      In these terms and conditions:

         "Acceptance Date" means the date appearing below the Company's signature on the first page of these terms and conditions or, in the absence of any such date, the first date after the Offer Date on which a debit balance occurs on any of the Company's accounts with the Bank.

         "Additional Borrower" shall have the meaning ascribed to it in Clause
         7.

         "Authorised Signatory" means any person authorised to give and sign on behalf of the Company any request, notice, instruction or other document to be delivered by the Company pursuant hereto as the same may be notified to the Bank in writing from time to time.

         "Board Resolution Certificate" means a certificate signed by the secretary or a director of the Company substantially in the form set out in Schedule 3 (in respect of a resolution of the board of directors of the Company approving the Facility and authorising one or more specified persons to sign these terms and conditions and give instructions to the Bank in connection herewith).

         "Business Day" means a day on which banks are open for business in London.

         "Default Margin" means the percentage rate per annum specified as such in Schedule 1 or such other rate as the Bank may notify to the Company in writing from time to time.

         "$" and "Dollars" means the lawful currency for the time being of the United States of America.

         "Facility Amount" means the amount specified as such in Schedule 1 or such other amount as the Bank may notify to the Company in writing from time to time.

         "Netted Accounts" shall have the meaning ascribed to it in Clause 12.3.

         "Offer Date" means the date appearing below the Bank's signature on the first page of these terms and conditions.

         "Optional Currency" means any currency which is freely transferable and convertible into Dollars and acceptable to the Bank for the purposes of the Facility.

         "Overdraft Rate" means the rate per annum specified in, or calculated in accordance with the provisions of, Schedule 1 or such other rate as the Bank may notify to the Company in writing from time to time.

         "Overdrafts" means the overdrafts made or to be made available pursuant to these terms and conditions.

         "Process Agent" means the person specified as such on the first page of these terms and conditions.

         "Relevant Entities" means the entities (if any) specified as such in
         Schedule 1.

         "Successor" means any assignee or successor in title of the Bank or any person who, under laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Bank under these terms and conditions or to which under such laws the same have been transferred.

1.2 In these terms and conditions, any reference to a "Clause" or a "Schedule" is, unless otherwise stated, a reference to a Clause of or a Schedule to these terms and conditions.

1.3      Clause and Schedule headings are for ease of reference only.

2.       Amount and type of Facility

         The Facility may be used by way of Overdrafts on the Company's Dollar and/or Optional Currency current accounts with the Bank provided that at no time shall the aggregate Dollar equivalent of all amounts outstanding under the Facility exceed the Facility Amount.

3.       Availability of Facility

3.1 The Facility will not be available to the Company until the Bank has notified the Company that it has received each of the documents described in Schedule 2, in form and substance satisfactory to the Bank.

3.2 Subject to these terms and conditions, the Overdrafts may be used at any time and all drawings thereunder shall be debited to the Company's Dollar or Optional Currency current account, as the case may be, with the Bank.

3.3 The Facility is of an uncommitted nature. Accordingly, there is no obligation on the Bank's part to agree to any request or utilisation made by the Company. In the event of any inconsistency between the terms of any request or utilisation and these terms and conditions, these terms and conditions shall prevail.

4.       Interest

4.1 Interest is payable monthly or quarterly in arrear (as specified in Schedule 1) on the amounts outstanding from day to day by way of Overdrafts at the Overdraft Rate at the relevant time. The Bank may debit such interest to the Company's Dollar or relevant Optional Currency account provided that, if this would result in the amounts outstanding by way of Overdrafts exceeding the Facility Amount, the Company will on demand pay the amount of such interest to the Bank.

4.2 Interest shall be calculated on the basis of a 360-day year (or, if market practice differs, in accordance with market practice) and for the actual number of days elapsed.

4.3 The Company shall from time to time on demand by the Bank pay interest (both before and after judgment) on each amount payable by the Company under these terms and conditions but unpaid, from the due date up to the date of actual payment. The rate of interest shall be a rate determined by the Bank from time to time to be equal to the cost (expressed as a percentage rate per annum) to the Bank of funding such unpaid sum (from whatever source the Bank may select), plus the Default Margin.

5.       Repayment

         The Overdrafts shall be repayable forthwith on demand.

6.       Cancellation

         Notwithstanding any other provision of these terms and conditions, the Bank may at any time and regardless of the purpose of the Facility by notice to the Company (which notice shall be effective immediately) terminate the availability of the Facility immediately and/or declare all amounts outstanding hereunder immediately due and payable, whereupon the Company will forthwith repay to the Bank all Overdrafts outstanding together with accrued interest thereon and all other amounts payable to the Bank hereunder.

7.       Additional Borrowers

7.1 If indicated as applicable in Schedule 1 (or as otherwise agreed in writing from time to time) the Company may from time to time by written notice to the Bank request that one or more of the Company's affiliates become additional borrowers under the Facility. If the Bank (in its discretion) accepts any such request, each of the Company, the Bank and each affiliate specified in such notice shall enter into an agreement supplemental to these terms and conditions and substantially in the Bank's standard form from time to time.

7.2 When such supplemental agreement has been executed and delivered and the Bank has confirmed that it has received (in form and substance satisfactory to the Bank) all the documents specified therein as conditions precedent to its effectiveness, the affiliate named therein shall thereupon become an Additional Borrower for the purposes of these terms and conditions. Each Additional Borrower shall have all the rights of a borrower under the Facility subject to these terms and conditions.

7.3 The Company and each Additional Borrower shall be severally liable to the Bank in respect of their respective obligations under or pursuant to the Facility, and these terms and conditions shall be construed accordingly. If, in relation to the Company or any Additional Borrower, any such obligation is or becomes void, invalid, not binding or unenforceable for any reason whatsoever or if the Bank (in its discretion) releases or varies the terms of any obligation or takes or fails to take any other action in respect of any obligation, the obligations under these terms and conditions of each Additional Borrower or, as the case may be, the Company shall nevertheless remain valid, binding and enforceable by the Bank; and the Bank shall not in any circumstances whatsoever have any liability to the Company or any Additional Borrower as a consequence of any of the foregoing.

8.       Increased Costs

         If the Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental, monetary or regulatory authority (whether or not having the force of law) affects or would affect the manner in which capital is allocated or the amount of capital required or expected to be maintained by the Bank or by any holding company of the Bank, or with any other law or regulation or other guideline or request from any central bank or other governmental, monetary or regulatory authority, and that such compliance would (i) create a cost or increase the cost to the Bank or such holding company of funding or maintaining any of the Overdrafts and/or (ii) reduce the rate of return on the overall capital of the Bank or such holding company, then the Company shall from time to time on demand pay to the Bank amounts sufficient to indemnify the Bank or such holding company against such proportion of such cost or increased cost and/or such reduction as is in the Bank's opinion attributable to any of the Overdrafts under this Agreement.

9.       Payments

9.1 All payments to be made under these terms and conditions shall be made to the Bank:

         (a) if in Dollars, in Dollar funds settled through the New York Clearing House Interbank Payments System for value on the due date to the head office in New York of JPMorgan Chase Bank for the account of its London branch; and

         (b) if in any Optional Currency, on such date and at such time as the Bank may notify to the Company to ensure same day value on the due date in immediately available funds of the relevant currency, freely convertible and transferable into Dollars, to the Bank's account at such bank in such jurisdiction as the Bank may from time to time nominate for the purpose.

9.2 Each payment by the Company to the Bank shall be without any deduction or withholding whatsoever. If the Company is obliged by law to make any deduction or withholding from any such payment, the amount due from the Company in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives a net amount equal to the amount the Bank would have received had no such deduction or withholding been required to be made. In the event of such payment the Company will deliver promptly to the Bank such tax receipts or other documentation as it may require.

9.3 All payments by the Company to the Bank hereunder shall be made without set-off or counterclaim.

9.4 The Bank may from time to time utilise such payment or settlement system as it may in its discretion select for the purpose of making any payment to the Company or as it may direct, and the Bank shall not be liable for any delay, or the consequences of any delay, by any such payment or settlement system in effecting any such payment.

10.      Representations

         The Company represents and warrants that:

         (a) these terms and conditions are the Company's legally binding obligations enforceable in accordance with their terms;

         (b) no consents or authorisations whatsoever are required in relation to these terms and conditions; and

         (c) neither these terms and conditions nor use of the Facility will contravene its constitutional documents or any agreement to which it is a party or entitle any person to exercise any rights against the Company's assets pursuant to any such agreement.

11.      Covenants

         So long as the Facility is available to the Company or any amount is outstanding hereunder, the Company will:

         (a) not, without the prior written consent of the Bank (i) create or permit to subsist any mortgage, charge, lien or other encumbrance or (ii) enter into or permit to subsist any agreement or arrangement the purpose of which is to place a person in a position which is similar (or similar except as regards the nature of such person's legal rights) to that which would have been occupied had such person possessed a mortgage, charge, pledge, lien or other encumbrance, in either case on all or any part of the present or future undertaking, property or assets of the Company or any of the Relevant Entities (if applicable); and

         (b) ensure that all amounts outstanding hereunder will at all times rank at least pari passu in right of repayment and in point of security with all the Company's other present and future unsubordinated indebtedness.

12.      Miscellaneous

12.1 No failure by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof or prejudice any other or further exercise by the Bank of any of its rights or remedies hereunder. The rights and remedies herein are cumulative and not exclusive of any rights or remedies provided by law.

12.2 Without prejudice to the Bank's rights under applicable law, it may set off against any amount owing by the Company to the Bank hereunder any amount in any currency standing to the credit of any of the Company's accounts (whether current, deposit or otherwise) with the Bank anywhere. The Bank shall be entitled to accelerate the maturity of any fixed term deposits for such purpose. Any currency conversions necessary for the purposes hereof shall be at the Bank's then current rates for the sale and purchase of the relevant currencies.

12.3 Without prejudice to Clause 12.2 the Company hereby certifies that all accounts in its name maintained with the Bank from time to time, including the accounts to which the Overdrafts are debited, (all such accounts being the "Netted Accounts") are, and shall at all times be, owned and held by the Company in the same legal right and capacity. The Bank is authorised to treat the Netted Accounts as a single account and consequently may set off any credit balance on any one of them against any debit balance on any other. The Bank or the Company may, at any time, identify any account to be excluded from the Netted Accounts by not less than three Business Days' prior written notice to the other. If any Netted Account becomes subject to an adverse claim or otherwise becomes held in another right or capacity from the remainder of the Netted Accounts, it will be excluded from the Netted Accounts as of the Business Day immediately prior to the date of such change.

12.4 In the absence of manifest error the Bank's statement of the rate of interest, the amount outstanding hereunder or any other amount payable hereunder shall be conclusive.

12.5 The Dollar equivalent of any Optional Currency shall, for the purposes hereof, be determined at the spot rate of exchange quoted by the Bank for the purchase of relevant Optional Currency with Dollars at such place and at such time as the Bank deems appropriate on the day on which the Dollar equivalent falls to be determined.

12.6 These terms and conditions shall remain in effect despite any amalgamation or merger (however effected) relating to the Bank; and references to the Bank shall be deemed to include its Successors.

12.7 If indicated as being applicable in Schedule 1, as at the Acceptance Date, these terms and conditions replace all other agreements between the Bank and the Company relating to the provision of overdrafts which shall as of the Acceptance Date cease to have any effect.

12.8 The terms and conditions set out herein shall be deemed to take effect on the Acceptance Date and shall also apply to any debit balances on any of the Company's accounts with the Bank which exceed the Facility Amount from time to time.

12.9 These terms and conditions may be enforced only by a party to them or such party's successors and permitted assigns.

13.      Costs and expenses

         The Company shall pay all costs and expenses (including all legal fees) incurred by the Bank in connection with the enforcement of these terms and conditions and the preservation of its rights hereunder.

14.      Notices

14.1 Any request, notice, instruction or demand to be given or served on the Company or the Bank under or pursuant to these terms and conditions may be given or served by leaving the same at the address specified on the first page of these terms and conditions under the name of the Company or the Bank (as the case may be) or posting the same (by prepaid first-class post) by letter addressed to such address, or by facsimile to the facsimile number specified on the first page of these terms and conditions under the name of the Company or the Bank (as the case may be). Any request, notice, instruction or demand sent by post in accordance with this Clause to any destination in the United Kingdom shall be deemed to have been served at 10 a.m. (London time) on the second day following the date of posting or, in the case of a destination outside the United Kingdom, at 10 a.m. (London time) on the fourth day following and exclusive of the date of posting; or, if sent by facsimile, shall be deemed to have been served when despatched. In proving such service by post it shall be sufficient to show that the letter containing the request, notice, instruction or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.

14.2 Any request, notice or instruction to be served on the Bank shall be effective only when actually received by the Bank.

14.3 The Company agrees to be bound by any request, notice or instruction given in the name of the Company by letter or facsimile which bears or purports to bear the signature of any Authorised Signatory whether or not such request, notice or instruction was actually authorised by the Company.

15.      Assignment

         The Company may not assign or otherwise transfer the benefit or burden of the Facility. The Bank may at its discretion assign and/or transfer all or part of its rights and/or obligations under the Facility. The Bank may disclose to any actual or proposed assignee, transferee or other person with whom it may enter into contractual relations in connection herewith any such information about the Company as the Bank may consider appropriate.

16.      Service of process

         If indicated in Schedule 1 as being applicable, the process by which any suit, action or proceedings are begun in England may be served on the Company by being delivered to the Process Agent at the address specified on the first page of these terms and conditions or such person's registered office for the time being. If the appointment of the Process Agent ceases to be effective, the Company shall immediately appoint another person in England to accept service of process on its behalf in England; and, if the Company fails to appoint such other person within 15 days, the Bank shall be entitled to appoint such other person by notice to the Company. The right of either party to serve process in any other manner permitted by law shall not be affected.

17.      Law and jurisdiction

         These terms and conditions shall be governed by and construed in accordance with English law, and for the Bank's benefit the Company irrevocably submits to the jurisdiction of the English courts (without limiting the right of either party to take proceedings in any other court of competent jurisdiction).


SCHEDULE 1


                            ----------------------------------------------------
1.    Overdraft Rate:         Two per cent (2%) plus the Bank's base rate (as
                              determined by the Bank in its sole discretion
                              having regard to prevailing market rates) as may
                              be applicable from time to time for GBP or in the
                              case of euros the rate per annum which is
                              published by the European Central Bank by the
                              opening of TARGET and is applied in arrears at or
                              about 09:00 London time for each applicable day
                              for euros.
                            ----------------------------------------------------

                            ----------------------------------------------------
2.    Default Margin:         Interest shall be paid on any overdue sum under
                              this agreement (both before and after judgment) at
                              the annual rate determined by the Bank to be 3 per
                              cent. per annum above the rate referred to in
                              Overdraft Rate.
                            ----------------------------------------------------

                            ----------------------------------------------------
3.    Facility Amount:        No utilisation of the Facility shall be permitted
                              if, as a result, the amount of the Overdraft
                              Facility would exceed euro 1,000,000 (one million)
                              and GBP 500,000 (five hundred thousand pounds
                              sterling).
                            ----------------------------------------------------

                            ----------------------------------------------------
4.    Payment of Interest     Monthly
      under Clause 4.1:
                            ----------------------------------------------------

                            ----------------------------------------------------
5.    Relevant Entities:      ESCALADE, INC
                            ----------------------------------------------------

                            ----------------------------------------------------
6.    Applicability of        Not Applicable
      Clause 7:

                            ----------------------------------------------------

                            ----------------------------------------------------
7.    Applicability of        Not Applicable
      Clause 12.7:
                            ----------------------------------------------------

                            ----------------------------------------------------
8.    Applicability of        Applicable - Process Agent appointed
      Clause 16:
                            ----------------------------------------------------

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